Archer Daniels Midland Company 4666 Faries Parkway Decatur, Il 62526

ADM Reports Second Quarter 2012 Earnings of $80 Million or $0.12 per Share
Adjusted EPS of $0.51 per share, down 58 percent from strong year-ago quarter
Segment operating profit of $309 million includes $339 million in impairment charges
Dividends and share repurchases of $304 million during the quarter

DECATUR, Ill., Jan. 31, 2012 – Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended Dec. 31, 2011. The company reported net earnings for the quarter of $80 million, or $0.12 per share, both down 89 percent from the same period one year earlier. Adjusted earnings per share1—which excludes the impact of LIFO, PHA-related impairment charges and other adjustments—was $0.51 per share, 58 percent lower than the prior year quarter. Segment operating profit1, after excluding the impact of the PHA-related charges, was $648 million, down 52 percent from the record quarter a year ago.

“It was a tough quarter,” said ADM Chairman and CEO Patricia Woertz. “The operating environment was challenging. Ongoing weakness in global oilseeds margins, lower results in corn and poor international merchandising results hurt our second quarter profits.

“We remain optimistic about the long-term fundamentals of our business and the growing earnings power of our company,” added Woertz. “We continue to execute our plan to drive shareholder value: prioritizing capital projects, implementing productivity measures and returning capital to shareholders through increased dividends and share buybacks.”

Second Quarter 2012 Highlights

•	Adjusted EPS of $0.51 excludes a LIFO charge of $0.06 and asset impairment costs of $0.33.
•	Oilseeds Processing profit declined $72 million amid continued weakness in the global margin environment.
•
Corn Processing results decreased $532 million, including $339 million in asset impairment charges related to the PHA renewable plastic production facility. Net corn costs for the quarter were high, partly due to economic hedging benefits recognized in the prior year.

•	Agricultural Services profit decreased $268 million on poor international merchandising results and lower U.S. export volumes.
•
Other businesses’ results decreased by $181 million, primarily due to a negative mark-to-market timing effect in cocoa processing. Mark-to-market losses this quarter were $127 million or approximately $0.13 per share.

•	ADM returned $304 million to shareholders in the quarter, including buying back 6.5 million shares and increasing our quarterly dividend to 17.5 cents per share from 16 cents.

________________________

1 Non-GAAP financial measures, see pages 5 and 10 for explanations and reconciliations

Adjusted EPS of 51 Cents, down 69 Cents

Adjusted EPS declined primarily due to the decrease in segment operating profit. This was partially offset by lower corporate expenses.

The effective tax rate for the quarter was 31 percent, bringing the cumulative rate to 30 percent.

Weak Global Oilseeds Margin Environment Continues to Impact Earnings

Oilseeds operating profit in the second quarter was $253 million, down $72 million from the same period one year earlier.

Crushing and origination operating profit fell $61 million to $139 million. Continued weakness in global oilseeds crushing margins, particularly in Europe, reduced overall results. The prior year’s quarter reflected a $71 million pretax gain related to the acquisition of the controlling interest in Golden Peanut. In addition, last year’s results included significant, negative mark-to-market timing effects which were not repeated this year.

Refining, packaging, biodiesel and other generated a profit of $74 million for the quarter, essentially flat from year-ago levels.

Oilseeds results in Asia for the quarter were in line with last year, principally reflecting ADM’s share of the results from its equity investee Wilmar International Limited.

Additional highlights from the quarter include:
•	Integrating Elstar Oils S.A., the rapeseed crushing, refining, packaging and biodiesel business in Poland.
•	Increasing efficiency at the Olomouc, Czech Republic, sunflower seed crushing and refining facility.
•	Expanding ADM’s biodiesel presence with plans for a biodiesel plant at ADM’s Lloydminster, Canada, canola crushing facility.

Corn Processing Results Weaker, Reflecting PHA Impairment Charge

Corn processing reported an operating loss of $133 million, a decrease of $532 million from the same period one year earlier. The loss reflects $339 million in asset impairment charges related to the PHA renewable plastic production facility at Clinton, Iowa. Excluding the PHA impairment charges, corn processing operating profit of $206 million represented a $193 million reduction. Overall net corn costs were up, reflecting economic hedging benefits recognized in the prior year.

Sweeteners and starches operating profit decreased $46 million to $73 million. Export demand for sweeteners remained strong, though higher net corn costs more than offset higher average selling prices and increased sales volumes.

Bioproducts results in the quarter decreased $486 million to a loss of $206 million, including the $339 million PHA impairment charges and the absence of ownership gains from last year. Ethanol margins were good into December, when they declined significantly as industry production increased and exports declined.

Agricultural Services Down from Exceptionally Strong Year-ago Quarter

Agricultural Services operating profit was $158 million, down $268 million from the exceptionally strong period one year earlier.

Merchandising and handling earnings decreased on poor international merchandising results and a reduction in U.S. grain exports from the prior year’s record levels. Earnings from transportation operations were steady.

Other Businesses Deliver Strong Results, Excluding Significant Mark-to-Market Timing Effects

In the second quarter, profit from ADM’s Other businesses was $31 million, down $181 million from the same period one year earlier. Excluding net timing effects, the results in other processing were comparable to last year’s strong results.

In other processing, profits fell $150 million to $10 million. Results in the segment were impacted by $127 million in mark-to-market net timing losses in cocoa. Last year’s results reflected $23 million in net timing gains. The underlying performance in cocoa remained strong, driven by cocoa powder demand. Wheat milling results remained steady.

Other financial declined $31 million to $21 million on lower results of ADM’s captive insurance subsidiary.

Current Landscape Assessment

Worldwide demand for crops and agricultural products continues to grow at a stable rate. The South American harvest is beginning and is expected to help maintain adequate global soybean supplies. With adequate global crop supplies and a smaller U.S. crop last year, the U.S. lost export volumes. Global protein meal demand continues to grow, led by Asia, but crush margins, while improved, remain weak. U.S. ethanol margins are weak, with excess production amid reduced exports. U.S. corn sweetener capacity remains tight, driven by strong export demand.

Conference Call Information

ADM will host a conference call and audio webcast at 8 a.m. Central Time on Tuesday, Jan. 31, 2012, to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call. To listen to the call via the Internet or to download the slide presentation, go to www.adm.com/webcast. To listen by telephone, dial 888-522-5398 in the U.S. or 706-902-2121 if calling from outside the U.S.; the access code is 40983238. Replay of the call will be available from 9:00 a.m. Central Time on Jan. 31 to Feb. 7, 2012. To listen to the replay by telephone, dial 855-859-2056 or 404-537-3406; the access code is 40983238. To listen to the replay online, visit www.adm.com/webcast.

About ADM

For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve vital needs. Today, 30,000 ADM employees around the globe convert oilseeds, corn, wheat and cocoa into products for food, animal feed, industrial and energy uses. With more than 265 processing plants, 400 crop procurement facilities, and the world’s premier crop transportation network, ADM helps connect the harvest to the home in more than 160 countries. For more information about ADM and its products, visit www.adm.com.

Archer Daniels Midland Company

Media Relations Contact
David Weintraub
217-424-5413

Investor Relations Contact
Dwight Grimestad
217-424-4586

Financial Tables Follow

Segment Operating Profit and Corporate Results
A non-GAAP financial measure (unaudited)
	Quarter ended December 31			Six months ended December 31
	2011	2010	Change	2011	2010	Change
	(in millions)
Oilseeds Processing Operating Profit
Crushing and origination	$139	$200	$(61)	$254	$376	$(122)
Refining, packaging, biodiesel and other	74	78	(4)	123	154	(31)
Asia	40	47	(7)	97	103	(6)
Total Oilseeds Processing	$253	$325	$(72)	$474	$633	$(159)

Corn Processing Operating Profit
Sweeteners and starches	$73	$119	$(46)	$101	$265	$(164)
Bioproducts	(206)	280	(486)	(55)	475	(530)
Total Corn Processing	$(133)	$399	$(532)	$46	$740	$(694)

Agricultural Services Operating Profit
Merchandising and handling	$109	$376	$(267)	$328	$479	$(151)
Transportation	49	50	(1)	74	79	(5)
Total Agricultural Services	$158	$426	$(268)	$402	$558	$(156)

Other Operating Profit
Processing	$10	$160	$(150)	$69	$186	$(117)
Financial	21	52	(31)	17	10	7
Total Other	$31	$212	$(181)	$86	$196	$(110)

Segment Operating Profit	$309	$1,362	$(1,053)	$1,008	$2,127	$(1,119)

Corporate Results
LIFO credit (charge)	$(59)	$(254)	$195	$67	$(377)	$444
Unallocated interest expense - net	(66)	(83)	17	(142)	(172)	30
Unallocated corporate costs	(71)	(66)	(5)	(155)	(139)	(16)
Gains on interest rate swaps	-	55	(55)	-	24	(24)
Other	8	(16)	24	3	(3)	6
Total Corporate	$(188)	$(364)	$176	$(227)	$(667)	$440

Earnings Before Income Taxes	$121	$998	$(877)	$781	$1,460	$(679)

Total segment operating profit is ADM’s consolidated income from operations before income tax that includes interest expense of each segment relating to financing operating working capital. Management believes that segment operating profit is a useful measure of ADM’s performance because it provides investors information about ADM’s business unit performance excluding certain corporate overhead and impacts of its capital structure. Total segment operating profit is a non-GAAP financial measure and is not intended to replace earnings before income tax, the most directly comparable GAAP financial measure. Total segment operating profit is not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to income before income taxes or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended		Six months ended
	December 31		December 31
	2011	2010	2011	2010
	(in millions, except per share amounts)

Net sales and other operating income	$23,306	$20,930	$45,208	$37,729
Cost of products sold	22,493	19,696	43,361	35,687
Gross profit	813	1,234	1,847	2,042
Selling, general and administrative expenses	(423)	(412)	(830)	(793)
Equity in earnings of unconsolidated affiliates	127	138	251	263
Investment income	22	41	62	65
Interest expense	(96)	(115)	(209)	(232)
Asset impairment charges and exit costs	(352)	-	(352)	-
Other income – net	30	112	12	115
Earnings before income taxes	121	998	781	1,460
Income taxes	(38)	(269)	(237)	(389)
Net earnings including noncontrolling interests	83	729	544	1,071
Less: Net earnings (losses) attributable to noncontrolling interests	3	(3)	4	(6)
Net earnings attributable to ADM	$80	$732	$540	$1,077

Diluted earnings per common share	$0.12	$1.14	$0.81	$1.68

Average number of shares outstanding	667	641	670	641

Other income - net consists of:
Net gain on marketable securities transactions	$11	$-	$16	$2
Gain on Golden Peanut revaluation	-	71	-	71
Gains on interest rate swaps	-	55	-	24
Debt buyback/exchange costs	-	-	(12)	-
Other – net	19	(14)	8	18
	$30	$112	$12	$115

Summary of Financial Condition
(unaudited)

	December 31 2011	December 31 2010
	(in millions)
NET INVESTMENT IN
Working capital	$14,831	$16,131
Property, plant, and equipment	9,601	9,194
Investments in and advances to affiliates	3,211	2,975
Long-term marketable securities	352	823
Other non-current assets	1,128	1,261
	$29,123	$30,384

FINANCED BY
Short-term debt	$834	$5,632
Long-term debt, including current maturities	8,364	7,053
Deferred liabilities	1,760	1,795
Shareholders’ equity	18,165	15,904
	$29,123	$30,384

Summary of Cash Flows
(unaudited)
	Six Months Ended
	December 31
	2011	2010
	(in millions)
Operating Activities
Net earnings	$544	$1,071
Depreciation and amortization	414	463
Asset impairment charges	350	-
Other – net	102	(24)
Changes in operating assets and liabilities	1,631	(5,593)
Total Operating Activities	3,041	(4,083)
Investing Activities
Purchases of property, plant and equipment	(852)	(645)
Net assets of businesses acquired	(206)	(163)
Marketable securities – net	195	(358)
Cash held in a deconsolidated entity	(130)	-
Other investing activities	59	25
Total Investing Activities	(934)	(1,141)
Financing Activities
Long-term debt borrowings	91	35
Long-term debt payments	(173)	(237)
Net borrowings (payments) under lines of credit	(1,076)	5,179
Purchases of treasury stock	(427)	(86)
Cash dividends	(224)	(192)
Other	(49)	5
Total Financing Activities	(1,858)	4,704
Increase (decrease) in cash and cash equivalents	249	(520)
Cash and cash equivalents - beginning of period	615	1,046
Cash and cash equivalents - end of period	$864	$526

Segment Operating Analysis
(unaudited)

	Quarter Ended		Six months Ended
	December 31		December 31
	2011	2010	2011	2010

Processed volumes
Oilseeds Processing	8,191	7,834	15,209	14,909
Corn Processing	6,297	5,908	12,408	11,742
Wheat and cocoa	1,855	1,819	3,736	3,704
Total processing volumes	16,343	15,561	31,353	30,355

	Quarter Ended		Six months Ended
	December 31		December 31
	2011	2010	2011	2010

Net sales and other operating income
Oilseeds Processing	$7,513	$5,848	$15,839	$11,939
Corn Processing	3,158	2,449	6,451	4,604
Agricultural Services	11,034	11,165	19,700	18,091
Other	1,601	1,468	3,218	3,095
Total net sales and other
operating income	$23,306	$20,930	$45,208	$37,729

Adjusted Earnings Per Share
A non-GAAP finanical measure
(unaudited)

	Quarter Ended		Six months Ended
	December 31		December 31
	2011	2010	2011	2010

Reported Earnings Per Share (fully-diluted)	$0.12	$1.14	$0.81	$1.68
Adjustments:
LIFO charge/(credit) (a)	0.06	0.25	(0.06)	0.37
Asset impairment charges and exit costs (b)	0.33	-	0.33	-
Debt buyback/exchange costs (c)	-	-	0.01	-
Gain on Golden Peanut revaluation (d)	-	(0.07)	-	(0.07)
Gain on interest rate swaps (e)	-	(0.05)	-	(0.02)
Start-up costs (f)	-	0.02	-	0.05
Adjust quarterly effective tax rate to fiscal year average (g)	-	(0.09)	-	(0.14)
Sub-total adjustments	0.39	0.06	0.28	0.19
Adjusted Earnings Per Share (non-GAAP)	$0.51	$1.20	$1.09	$1.87

(a)	The Company’s pretax changes in its LIFO reserves during the period, tax effected using the Company’s U.S. effective income tax rate.
(b)	The exit costs and asset impairment charges related to the Company’s decision to exit its PHA business, tax effected using the Company’s U.S. effective income tax rate.
(c)	The pretax costs incurred to extinguish or modify the Company’s outstanding debt prior to maturity, tax effected using the Company’s U.S effective income tax rate.
(d)
The gain on the revaluation of the Company’s equity interest in Golden Peanut as a result of the acquisition of the remaining 50% interest, tax effected at the Company’s U.S. effective income tax rate.

(e)
The losses or gains on changes in fair value of certain financial instruments that were held as de-designated accounting hedges for long-term debt that was re-marketed in fiscal 2011, tax effected at the Company’s U.S. effective income tax rate.

(f)	The costs incurred related to the Company’s new bioproducts plants included in Corn Processing, tax effected using the Company’s U.S. effective income tax rate.
(g)	The impact to each quarter’s EPS if the fiscal year 2011 final effective income tax rate of 33% were used each quarter.

Adjusted EPS is ADM’s fully diluted EPS after removal of the effect on EPS of certain specified items as more fully described above. Management believes that Adjusted EPS is a useful measure of ADM’s performance because it provides investors information about ADM’s operations allowing better evaluation of ongoing business performance. Adjusted EPS is a non-GAAP financial measure and is not intended to replace or be an alternative to EPS, the most directly comparable GAAP financial measure, or any other measures of operating results under GAAP. Earnings amounts in the tables above have been divided by the company’s diluted shares outstanding for each respective quarter in order to arrive at an adjusted EPS amount for each specified item.